                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12


                              CARTER-WALLACE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              CARTER-WALLACE, INC.
             1345 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10105

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 15, 1997

                            ------------------------

     The Annual Meeting of Stockholders of Carter-Wallace, Inc. will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Tuesday, July 15, 1997, at 1:00 P.M., Eastern Daylight time, for the following purposes:

          1. To elect directors.

          2. To consider and take action upon the ratification of the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors for the Company for the current fiscal year.

          3. To consider and take action upon amendment of the 1996 Long-Term Incentive Plan with respect to the rights of participants who retire under the Company's pension plan to exercise options.

          4. To consider and take action upon a proposal made by a stockholder relating to certain attributes of individuals to be directors of the Company.

          5. To consider and take action upon a proposal made by a stockholder relating to the form of compensation to be paid to non-employee directors.

          6. To transact any other business that may properly come before the meeting.

     Only holders of record of Common Stock and Class B Common Stock at the close of business on June 2, 1997 will be entitled to vote at the meeting.

     To assure your representation at the meeting, please date, sign and mail promptly the accompanying proxy, for which a postpaid return envelope is provided. Please return the proxy in a timely fashion to save the Company the expense of an additional mailing of the proxy materials.

                                                       STEPHEN R. LANG
                                                            Secretary
New York, New York
June 16, 1997

                              CARTER-WALLACE, INC.
             1345 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10105
                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 15, 1997
                               ------------------
                                PROXY STATEMENT
                               ------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Carter-Wallace, Inc. (the "Company") of proxies for use at the Company's 1997 Annual Meeting of Stockholders (the "Meeting") to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Tuesday, July 15, 1997 at 1:00 P.M., Eastern Daylight Time, and at any adjournment thereof. The date of mailing of this Proxy Statement and the accompanying proxy is on or about June 16, 1997.

     At the Meeting, all shares represented by a properly executed proxy in the accompanying form (which has not been revoked) will be voted, and, where instructions are specified, will be voted in accordance with such specifications. Where instructions are not specified, the shares represented by such proxy will be voted (a) FOR the election of each of the nominees for director named in this Proxy Statement, (b) FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company,
(c) FOR the proposed amendment of the 1996 Long-Term Incentive Plan ("LTIP"),
(d) AGAINST the stockholder proposal relating to certain attributes of individuals to be directors of the Company and (e) AGAINST the stockholder proposal relating to the form of compensation to be paid to non-employee directors. If any nominee for election as a director should be unable to serve, which is not presently anticipated, proxies will be voted for a nominee designated by the Board of Directors. In addition, proxies will be voted in the discretion of the proxy holders with respect to such other business that may properly come before the Meeting.

     Any proxy may be revoked by a stockholder by a written communication to the Secretary of the Company delivered prior to or at the Meeting, to the extent the proxy has not theretofore been voted. Sending in a signed proxy will not affect a stockholder's right to attend the Meeting and to vote in person.

                                 VOTING RIGHTS

     On each matter submitted to a vote at the Meeting, (i) each holder of Common Stock, par value $1.00 per share, of the Company ("Common Stock") is entitled to one (1) vote for each such share registered in his name at the close of business on June 2, 1997, the record date stated in the Notice of Annual Meeting of Stockholders (the "Record Date"), and (ii) each holder of Class B Common Stock, par value $1.00 per share, of the Company ("Class B Common Stock") is entitled to ten (10) votes for each such share registered in his name at the close of business on the Record Date. As of the Record Date, the Company had 33,951,256 shares of Common Stock outstanding and entitled to vote and 12,389,361 shares of Class B Common Stock outstanding and entitled to vote. On all actions to be taken at the Meeting, holders of Common Stock and holders of Class B Common Stock vote together as a single class. On the Record Date, officers and directors of the Company and members of their immediate families owned an aggregate of 11,938,656 shares of Common Stock, representing 35.16% of the outstanding shares of Common Stock, and an aggregate of 11,802,405 shares of Class B Common Stock, representing 95.26% of the outstanding shares of Class B Common Stock; such holdings represent 82.34%, in the aggregate, of the voting power of shares entitled to vote at the Meeting. See "STOCK OWNERSHIP."

                                STOCK OWNERSHIP

     As used in this Proxy Statement, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (that is, the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this Proxy Statement, a person is deemed as of any date to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date through the exercise of an option or similar right or otherwise and of any security held in the name of such person's spouse or minor children.

     As of the Record Date, the only persons known to the Company who beneficially owned more than 5% of either the outstanding shares of Common Stock or the outstanding shares of Class B Common Stock were The CPI Development Corporation ("CPI") and its directors and stockholders and Mario J. Gabelli and various entities directly or indirectly controlled by him or for which he acts as chief investment officer. CPI is a personal holding company, the assets of which consist of 11,754,000 shares of Common Stock, which represent 34.62% of the outstanding shares of Common Stock, and 11,754,000 shares of Class B Common Stock, which represent 94.87% of the outstanding shares of Class B Common Stock. The directors of CPI are Henry H. Hoyt, Jr., Chairman of the Board of Directors and Chief Executive Officer of the Company, Richard L. Cruess, M.D. and Suzanne
H. Garcia, each of whom is currently a director of the Company. Henry H. Hoyt, Jr., Richard L. Cruess and Suzanne H. Garcia are the beneficial owners of substantially all the outstanding voting securities of CPI.

     The table below sets forth certain information as to shares of Common Stock and of Class B Common Stock beneficially owned as of the Record Date (unless otherwise noted) by persons who beneficially own more than 5% of either class, each director named under "ELECTION OF DIRECTORS," each executive officer named in the Summary Compensation Table under "EXECUTIVE COMPENSATION AND OTHER INFORMATION" and the directors and executive officers of the Company as a group. Such ownership information is based upon information furnished by such persons. Except as otherwise indicated, such persons have sole voting and investment power with respect to such shares.

                                                                            CLASS B
                                            COMMON           PERCENT         COMMON           PERCENT
            NAME AND ADDRESS                STOCK          OF CLASS(1)       STOCK          OF CLASS(1)
----------------------------------------  ----------       -----------     ----------       -----------
THE CPI DEVELOPMENT CORPORATION           11,754,000          34.62%       11,754,000          94.87%
103 Springer Building
3411 Silverside Road
Wilmington, Delaware 19810
MARIO J. GABELLI                           2,617,500(2)        7.71%
One Corporate Center
Rye, New York 10580-1434
HENRY H. HOYT, JR.                        11,943,719          35.12%       11,785,530(3)       95.11%
1345 Avenue of the Americas                   (3)(4)
New York, New York 10105
RICHARD L. CRUESS, M.D.                   11,763,300(3)       34.65%       11,763,300(3)       94.93%
1110 Pine Avenue West
Montreal, H3A 1A3
Quebec, Canada
SUZANNE H. GARCIA                         11,773,800(3)       34.68%       11,776,800(3)       95.04%
P.O. Box 5040
Santa Fe, New Mexico 87502
T. ROSIE ALBRIGHT                             16,260(4)
DANIEL J. BLACK                               60,015(4)                         2,775
DAVID M. BALDWIN                               3,000
SCOTT C. HOYT                                    324

                                                                            CLASS B
                                            COMMON           PERCENT         COMMON           PERCENT
            NAME AND ADDRESS                STOCK          OF CLASS(1)       STOCK          OF CLASS(1)
----------------------------------------  ----------       -----------     ----------       -----------
RALPH LEVINE                                  32,820(4)
HERBERT M. RINALDI                             9,000
HERBERT SOSMAN                                18,860(4)
PAUL A. VETERI                                34,920(4)
All directors and executive officers of
the Company as a group (23 persons)       12,202,176          35.66%       11,802,405(3)       95.26%
                                              (3)(4)

---------------
     (1) Ownership percentages representing less than one percent of the class outstanding have been omitted.

     (2) Based solely upon information contained in Amendment No. 2 to Schedule 13D, dated March 11, 1997, filed with the Securities and Exchange Commission. The shares are beneficially owned by Mario J. Gabelli and various entities that he directly or indirectly controls or for which he acts as chief investment officer.

     (3) Includes the number of shares of Common Stock and of Class B Common Stock, as the case may be, owned of record by CPI as to which Henry H. Hoyt, Jr., Richard L. Cruess and Suzanne H. Garcia are deemed to have shared beneficial ownership by virtue of their relationships with CPI. Also includes 9,000 shares of Common Stock and 9,000 shares of Class B Common Stock held in trust under the will of Kate Good Orcutt; Henry H. Hoyt and Suzanne H. Garcia are trustees and beneficiaries of the trust and Richard L. Cruess is a trustee of the trust and, as such, are deemed to have shared beneficial ownership of such shares. Henry H. Hoyt, Jr., Richard L. Cruess and Suzanne H. Garcia each disclaim beneficial ownership of the shares of Common Stock and Class B Common Stock owned by CPI and such trust. In no case do the additional shares beneficially owned directly by such persons constitute more than 1/2 of 1% of the outstanding shares of Common Stock or Class B Common Stock, as the case may be, and they do not change the approximate percentage of ownership reflected in the table.

     (4) Includes 57,240 shares of Common Stock for Henry H. Hoyt, Jr., 16,260 shares for T. Rosie Albright, 57,240 shares for Daniel J. Black, 29,820 shares for Ralph Levine, 18,860 shares for Herbert Sosman and 29,820 shares for Paul A. Veteri, respectively, and 263,520 shares for all directors and executive officers as a group, including the persons named above, that may be acquired within 60 days of June 2, 1997 upon exercise of options granted to such persons under the LTIP. Does not include 92,580 shares of Common Stock in the case of Henry H. Hoyt, Jr., 26,120 shares in the case of T. Rosie Albright, 51,500 shares in the case of Ralph Levine, 30,280 shares in the case of Herbert Sosman and 49,960 shares in the case of Paul A. Veteri, respectively, and 402,607 shares in the case of all directors and executive officers as a group, including the persons named above, awarded under the LTIP and the Company's Restricted Stock Award Plan that are subject to forfeiture under certain conditions.

                             ELECTION OF DIRECTORS

     Nine directors will be elected to serve until the next Annual Meeting of Stockholders or until their successors are elected. Shares represented by proxies solicited by the Board of Directors will, unless otherwise specified thereon, be voted for the election of the nominees named below, each of whom is presently a director. All nominees for director were elected at the last annual meeting of stockholders except Suzanne H. Garcia, who was elected a director to fill a newly created directorship on April 17, 1997.

                                                                                      DIRECTOR
              NAME, AGE, PRINCIPAL OCCUPATION AND OTHER INFORMATION                    SINCE
---------------------------------------------------------------------------------    ----------
DAVID M. BALDWIN; 68;
   Chairman of the Board, David M. Baldwin Realty Co., Inc. since February 28,
   1994; prior thereto, President, Helmsley-Noyes Company, Inc. since prior to
   June 1992(1)..................................................................       1990

DANIEL J. BLACK; 65;
   Consultant to the Company; President and Chief Operating Officer of the
   Company for more than five years prior to March 28, 1997(2)...................       1975
RICHARD L. CRUESS, M.D.; 67;
   Professor of Surgery, Center for Medical Education, McGill University,
   Montreal, Quebec, Canada since June 1995; Dean, Faculty of Medicine, McGill
   University, Montreal, Quebec, Canada from prior to June 1992 to May 1995......       1977

SUZANNE H. GARCIA; 62;
   Owner, La Tierra Beneficiaries (real estate development) and Santa Fe Ranch
   since prior to June 1992(3)...................................................       1997

HENRY H. HOYT, JR.; 69;
   Chairman of the Board of Directors and Chief Executive Officer of the Company
   since prior to June 1992(2)(3)................................................       1955

SCOTT C. HOYT; 44;
   Vice President, New Products, Carter Products Division ("CPD") since August
   1993; Vice President, Personal Products Marketing, CPD from prior to June 1992
   to July 1993(3)...............................................................       1988

RALPH LEVINE; 61;
   President and Chief Operating Officer of the Company since April 1, 1997; Vice
   President, Secretary and General Counsel of the Company for more than five
   years prior to April 1, 1997(2)...............................................       1990

HERBERT M. RINALDI; 68;
   Of Counsel to the firm of Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart &
   Olstein (attorneys), of which he was a Partner for more than five years prior
   to December 31, 1996(4).......................................................       1977

PAUL A. VETERI; 55;
   Executive Vice President and Chief Financial Officer of the Company since
   April 1, 1997, Vice President, Finance and Chief Financial Officer of the
   Company for more than five years prior to April 1, 1997(2)....................       1990

---------------
     (1) David M. Baldwin earned a fee of $615,028 for real estate brokerage services he provided to the Company in connection with the Company's sublease of two floors of the Company's premises located at 1345 Avenue of the Americas, New York, New York 10105 for a term expiring on April 29, 2011. One-half of the fee was paid in December 1995 and the balance of $307,514 was paid in December 1996.
     (2) Member of the Executive Committee.
     (3) Henry H. Hoyt, Jr. and Suzanne H. Garcia are siblings. Scott C. Hoyt is the nephew of Henry H. Hoyt, Jr. and Suzanne H. Garcia. There are no other family relationships among the directors and officers of the Company.
     (4) The firm Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart & Olstein has performed legal services for the Company in the last fiscal year.
     Directors will be elected by the vote of a majority of the shares entitled to vote at the Meeting. Votes that are withheld and broker non-votes will have the same effect as negative votes in the election.

                       BOARD OF DIRECTORS AND COMMITTEES

     In the fiscal year ended March 31, 1997, the Board of Directors held 11 meetings. The Board of Directors has appointed an Audit Committee, an Executive Committee, a Nominating Committee and a Compensation Committee.

     The Audit Committee, composed of Herbert M. Rinaldi, Chairman, and David M. Baldwin, held four meetings in the fiscal year ended March 31, 1997. The Audit Committee meets with the Company's independent auditors, the Company's internal audit personnel and other corporate officers on matters relating to corporate financial reporting and accounting procedures and policies, the adequacy of the Company's financial, accounting and operational controls and the scope of the audits of both the independent and internal auditors, and reviews and reports to the Board of Directors the results of such audits and its recommendations relating to the appointment of independent auditors, financial reporting and accounting practices and policies.

     The Nominating Committee, composed of David M. Baldwin, Chairman, Richard
L. Cruess, M.D. and Herbert M. Rinaldi, met once in the fiscal year ended March 31, 1997. The Nominating Committee identifies and recommends candidates for election to the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders. Such nominations for directors to be elected at the 1998 Annual Meeting of Stockholders should be furnished in writing to the Secretary of the Company by February 16, 1998 and should indicate the nominee's name, age and business experience.

     The Compensation Committee, composed of Richard L. Cruess, M.D., Chairman, Herbert M. Rinaldi and David M. Baldwin, met once in the fiscal year ended March 31, 1997. The Compensation Committee is empowered to make recommendations to the Board with respect to the base salary of the two senior officers of the Company.

     All of the Company's directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The Summary Compensation Table shows certain information for the Company's Chief Executive Officer and each of the five other most highly compensated executive officers of the Company (the "Named Executives") for services rendered in all capacities during the fiscal years ended March 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION AWARDS
                                            ANNUAL COMPENSATION                  ------------------------------
                             -------------------------------------------------     RESTRICTED        SECURITIES         ALL
          NAME AND           FISCAL                             OTHER ANNUAL      AND DEFERRED       UNDERLYING        OTHER
     PRINCIPAL POSITION       YEAR      SALARY       BONUS     COMPENSATION(1)   STOCK AWARDS(2)     OPTIONS(#)   COMPENSATION(3)
---------------------------- ------   ----------    --------   ---------------   ---------------     ----------   ---------------
Henry H. Hoyt, Jr...........  1997    $1,140,800    $641,700      $  63,075         $ 477,090          141,360       $  43,303
Chairman of the Board,        1996     1,056,300     594,100         78,504           787,050          228,960          41,613
  Chief Executive Officer     1995       978,000     550,200         80,662               -0-              -0-          40,752
  and Director
Daniel J. Black.............  1997    $1,137,144    $641,700      $  89,451         $ 477,090              -0-       $ 551,221
President, Chief Operating    1996     1,056,300     594,100        110,412           787,050          228,960          36,966
  Officer and Director(4)     1995       978,000     550,200        109,387               -0-              -0-          36,105
Ralph Levine................  1997    $  625,000    $367,500      $  56,933         $ 292,680           86,720       $  24,338
Vice President, Secretary,    1996       493,900     288,800         85,671           410,025          119,280          21,716
  General Counsel and         1995       448,800     249,500         67,129               -0-              -0-          20,814
  Director(5)
Paul A. Veteri..............  1997    $  600,000    $341,300      $  51,769         $ 271,890           80,560       $  19,386
Vice President, Finance,      1996       493,900     288,800         55,738           410,025          119,280          17,264
  Chief Financial Officer     1995       448,800     249,500         61,064               -0-              -0-          16,362
  and Director(6)
Herbert Sosman..............  1997    $  491,500    $258,000      $  64,687         $ 154,170           45,680       $  24,611
Vice President,               1996       463,600     243,400         66,293           259,325           75,440          24,053
  Pharmaceuticals, U.S.       1995       437,400     229,700         71,931               -0-              -0-          23,894
T. Rosie Albright...........  1997    $  408,000    $222,600      $  53,288         $ 133,110           39,440       $   3,264
Vice President, Consumer
  Products, U.S.(7)

---------------
     (1) Included in this amount in 1997 was $22,491, $42,041, $26,914, $23,483,
$27,443 and $23,716 for Messrs. Hoyt, Black, Levine, Veteri and Sosman and Ms. Albright, respectively, relating to withholding taxes paid by the Company on the employee's behalf.

     (2) On March 31, 1997, Mr. Hoyt held 92,580 shares of restricted and/or deferred stock awarded under the LTIP, the market value of which was $1,272,975, Mr. Levine held 51,500 shares of LTIP stock, the market value of which was $708,125, Mr. Veteri held 49,960 shares of LTIP stock, the market value of which was $686,950, Mr. Sosman held 30,280 shares of LTIP stock, the market value of which was $416,350, and Ms. Albright held 26,120 shares of LTIP stock, the market value of which was $359,150. Dividends accumulated since the date of grant are paid to the recipient of the award at vesting.

     (3) Includes Company contributions vested pursuant to the Supplemental Retirement and Savings Plan and the Executive Savings Plan and premiums paid by the Company in connection with supplemental death benefit agreements with each Named Executive. The vested contributions to the Supplemental Retirement and Savings Plan and the Executive Pension Benefits Plans for each named executive officer for the fiscal year ended March 31, 1997 are as follows: Mr. Hoyt-$22,816; Mr. Black-$22,743; Mr. Levine-$12,500; Mr. Veteri-$12,000; Mr.
Sosman-$9,830 and Ms. Albright-$3,264. The premiums paid with respect to the supplemental death benefit agreement for each Named Executive for the fiscal year ended March 31, 1997 are as follows: Mr. Hoyt-$20,487; Mr. Black-$15,840; Mr. Levine-$11,838; Mr. Veteri-$7,386; and Mr. Sosman-$14,781. Also includes $512,638 in the case of Mr. Black, representing amounts paid to him in connection with his retirement, including $228,160 for accrued vacation pay, $249,478 for the repurchase at the then current market price of shares of restricted stock that had vested under the LTIP, $20,739 in respect of certain fringe benefits and $14,261 relating to withholding taxes paid by the Company on his behalf with respect to such fringe benefits.

     (4) Mr. Black retired as President and Chief Operating Officer of the Company as of March 28, 1997. Mr. Black continues to provide consulting services to the Company. See "Compensation of Directors."

     (5) Mr. Levine was appointed President and Chief Operating Officer effective April 1, 1997. Prior to that date, he served as Vice President, Secretary and General Counsel of the Company.

     (6) Mr. Veteri was appointed Executive Vice President and Chief Financial Officer effective April 1, 1997. Prior to that date, he served as Vice President, Finance and Chief Financial Officer of the Company.

     (7) Ms. Albright was appointed Vice President, Consumer Products, U.S. on December 4, 1995.

     The following table contains information concerning options to purchase shares of the Company's Common Stock granted to the Named Executives pursuant to the LTIP during the fiscal year ended March 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                ASSUMED ANNUAL RATES OF STOCK PRICE
                                       INDIVIDUAL GRANTS                          APPRECIATION FOR OPTION TERM(3)
                      ---------------------------------------------------   -------------------------------------------
                      NUMBER OF    % OF TOTAL
                      SECURITIES    OPTIONS
                      UNDERLYING   GRANTED TO     EXERCISE
                       OPTIONS     EMPLOYEES       PRICE       EXPIRATION   AT 0% ANNUAL   AT 5% ANNUAL   AT 10% ANNUAL
        NAME          GRANTED(#)    IN 1997     ($/SHARE)(1)    DATE(2)     GROWTH RATE    GROWTH RATE     GROWTH RATE
--------------------  ----------   ----------   ------------   ----------   ------------   ------------   -------------

Henry H. Hoyt,          141,360       25.71%       $13.50        2/20/07         -0-        $1,200,157     $ 3,041,434
  Jr................

Ralph Levine........     86,720       15.77%       $13.50        2/20/07         -0-        $  736,260     $ 1,865,826

Paul A. Veteri......     80,560       14.65%       $13.50        2/20/07         -0-        $  683,961     $ 1,733,291

Herbert Sosman......     45,680        8.31%       $13.50        2/20/07         -0-        $  387,827     $   982,829

T. Rosie Albright...     39,440        7.17%       $13.50        2/20/07         -0-        $  334,849     $   848,572

---------------
     (1) Market price of the stock on the date of grant.

     (2) These options will become exercisable at the rate of 25% of the total award in each year commencing on the first anniversary of the date of the grant.

     (3) The dollar amounts under these columns are the results of calculations at 0%, and at the 5% and 10% annual appreciation rates set by the Securities and Exchange Commission for illustrative purposes and, therefore, are not intended to forecast future financial performance or possible future appreciation, if any, in the price of Common Stock. Stockholders are, therefore, cautioned against drawing any conclusion from the appreciation data shown. Optionees will only realize value from this grant if the price of Common Stock appreciates, which would benefit all stockholders commensurately. The Company did not use an alternative formula for grant valuation as it is not aware of any formula that will determine, with reasonable accuracy, a present value based on future unknown or volatile factors.

     No options were exercised by the Named Executives during the fiscal year ended March 31, 1997. The following table sets forth information with respect to the unexercised options held by them at March 31, 1997.

                         FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SHARES
                                                    OF COMMON STOCK
                                                      UNDERLYING                   VALUE OF UNEXERCISED
                                                  UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                                                 AT MARCH 31, 1997(#)             AT MARCH 31, 1997($)(1)
                                             -----------------------------     -----------------------------
                    NAME                     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------------------------------------- -----------     -------------     -----------     -------------
Henry H. Hoyt, Jr. .........................    57,240          313,080            -0-            $35,340
Daniel J. Black.............................    57,240              -0-            -0-                -0-
Ralph Levine................................    29,820          176,180            -0-            $21,680
Paul A. Veteri..............................    29,820          170,020            -0-            $20,140
Herbert Sosman..............................    18,860          102,260            -0-            $11,420
T. Rosie Albright...........................    16,260           88,220            -0-            $ 9,860

---------------
     (1) Calculated by determining the difference between the exercise price and the closing price of the Company's Common Stock on the New York Stock Exchange on March 31, 1997 with respect to those options for which such closing price exceeded the exercise price.

     The Employees' Retirement Plan of Carter-Wallace, Inc. (the "Retirement Plan") is a noncontributory defined benefit plan. The Retirement Plan provides for a pension payable upon retirement at age 65 in an amount calculated on the basis of the number of years of credited service and the individual's average salary and bonus during the five consecutive highest paid years in the ten-year period immediately preceding the individual's retirement date. Covered compensation does not include deferred compensation or other incentive compensation. The Retirement Plan permits early retirement and deferred retirement under specified conditions.

     Amounts payable under the Retirement Plan may not exceed the limitation imposed by Section 415 of the Internal Revenue Code (the "Code") (currently $125,000, but subject to periodic cost-of-living adjustments, or the individual's average covered compensation for his three highest paid years, whichever is less) and the amount of credited compensation which may be taken into account in the computation of pension benefits may not exceed the amount permitted under Section 401(a)(17) of the Code (currently $160,000, subject to cost-of-living adjustments). Amounts shown in the table below include benefits in excess of such limitations that are payable under the Executive Pension Benefits Plan and the Executive Pension Benefits Core Plan (collectively, the "Executive Pension Benefits Plans") described below.

     The Executive Pension Benefits Plans are unfunded plans that provide for the payment of vested pension benefits that would otherwise be payable under the Retirement Plan but for the limitations of Sections 415 and 401(a)(17) of the Code and the exclusion from covered compensation of amounts deferred under the Executive Savings Plan and that mitigate the reduction in retirement benefits of corporate officers who elect early retirement. Corporate officers' covered compensation used in calculating benefits under the Executive Pension Benefits Plans includes accrued bonuses.

                               PENSION PLAN TABLE

    COVERED         15 YEARS     20 YEARS      25 YEARS       30 YEARS       35 YEARS       40 YEARS       45 YEARS
 COMPENSATION       SERVICE      SERVICE       SERVICE        SERVICE        SERVICE        SERVICE        SERVICE
---------------     --------     --------     ----------     ----------     ----------     ----------     ----------
  $   400,000       $115,338     $153,784     $  192,230     $  232,230     $  272,230     $  312,230     $  352,230
  $   600,000       $175,338     $233,784     $  292,230     $  352,230     $  412,230     $  472,230     $  532,230
  $   800,000       $235,338     $313,784     $  392,230     $  472,230     $  552,230     $  632,230     $  712,230
  $ 1,000,000       $295,338     $393,784     $  492,230     $  592,230     $  692,230     $  792,230     $  892,230
  $ 1,200,000       $355,338     $473,784     $  592,230     $  712,230     $  832,230     $  952,230     $1,072,230
  $ 1,400,000       $415,338     $553,784     $  692,230     $  832,230     $  972,230     $1,112,230     $1,252,230
  $ 1,600,000       $475,338     $633,784     $  792,230     $  952,230     $1,112,230     $1,272,230     $1,432,230
  $ 1,800,000       $535,338     $713,784     $  892,230     $1,072,230     $1,252,230     $1,432,230     $1,612,230
  $ 2,000,000       $595,338     $793,784     $  992,230     $1,192,230     $1,392,230     $1,592,230     $1,792,230
  $ 2,200,000       $655,338     $873,784     $1,092,230     $1,312,230     $1,532,230     $1,752,230     $1,972,230

     The above table shows the estimated annual benefits payable on retirement to eligible employees, including officers and directors, under the Retirement Plan and the Executive Pension Benefits Plans as in effect on March 31, 1997. Amounts shown are based on the assumptions that the Retirement Plan and the Executive Pension Benefits Plans remain in effect without change and that the individual receives a straight life benefit with no reduction to allow for payment to a surviving spouse, as is permitted by the Retirement Plan and the Executive Pension Benefits Plans.

     The above computation of benefits assumes continued employment to at least age 65 and covered compensation as described above. Amounts shown are before applicable federal and state income taxes payable by the recipient and are net of a portion of applicable Social Security benefits received. The portion of the benefits accrued as of September 30, 1980 is subject to annual cost-of-living adjustments.

     Current covered remuneration and credited years of service for purposes of the Retirement Plan and the Executive Pension Benefits Plans for each Named Executive are $1,782,500 and 45 years for Mr. Hoyt; $992,500 and 33 years for Mr. Levine; $941,300 and 20 years for Mr. Veteri; $749,500 and 18 years for Mr. Sosman; and $630,600 and 1 year for Ms. Albright. Mr. Black retired on March 28, 1997. His covered compensation for fiscal 1997 and credited years of service at the time of retirement were $1,778,844 and 36 years.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Levine, Veteri and Sosman and Ms. Albright.

     Mr. Levine's current employment agreement, which became effective on April 1, 1997, provides for his employment at a base salary of not less than $850,000 per year for a period of five years from September 1st of any year in which the Board of Directors decides, without cause, to terminate Mr. Levine's agreement.

     Mr. Veteri's current employment agreement, which became effective April 1, 1997, provides for his employment at a base salary of not less than $750,000 per year for a period of five years from September 1st of any year in which the Board of Directors decides, without cause, to terminate Mr. Veteri's agreement.

     Mr. Sosman's current employment agreement, which expires October 30, 1997, provides for his employment as a Vice President of the Company and President of the Company's Wallace Laboratories Division. His current base salary, effective as of April 1, 1997, is $521,000. The Company and Mr. Sosman have entered into a two-year extension of such agreement, effective

October 31, 1997, providing for his continued employment in such capacity at a base salary of not less than $521,000 per year.

     Ms. Albright's employment agreement provides for her employment at a base salary of at least $400,000 per year through December 3, 2000.

     In addition to the base salary provided for under the employment agreements, such persons are entitled to annually determined bonus payments pursuant to the Company's Profit Sharing Plan. The actual cash compensation paid to such persons with respect to fiscal 1997 is disclosed in the Summary Compensation Table.

COMPENSATION OF DIRECTORS

     Directors, other than those who are salaried employees of the Company, receive an annual fee of $35,000 for serving on the Board of Directors and a fee of $500 for each meeting of the Audit Committee that they attend, but do not receive a fee for attendance at meetings of the Board of Directors or meetings of any committee other than the Audit Committee. Directors who are salaried employees of the Company receive a fee of $250 for each meeting of the Board of Directors that they attend.

     The Company has entered into a three-year consulting agreement effective as of April 1, 1997 with Daniel J. Black, who was President and Chief Operating Officer of the Company for more than five years prior to March 28, 1997, providing for an annual fee of $400,000, pursuant to which he shall render consulting and advisory services relating to subjects assigned to him by the Company.

REPORT ON EXECUTIVE COMPENSATION

General

     The Company's Compensation Committee, consisting of Messrs. Baldwin, Cruess and Rinaldi, non-employee Directors of the Company, makes recommendations to the Board of Directors with respect to the base salaries of the Company's Chief Executive Officer and its President and Chief Operating Officer. The form and amount of compensation of the Company's Chief Executive Officer and its President are then approved by the entire Board of Directors upon the recommendation of the Compensation Committee. The compensation of all other executive officers is recommended to the Board for its determination by the Company's Executive Committee.

     The Company's compensation program for its executive officers consists of the following significant components: annually determined salary; annually determined bonus payments pursuant to the Company's Profit Sharing Plan; and periodic grants of restricted and/or deferred stock units and stock options. The elements of the Company's compensation are designed with different purposes in mind. Salary and bonus payments are primarily intended to compensate for current and past performance. Restricted and/or deferred stock units and stock options are awarded in an effort to provide a strong incentive for outstanding long-term performance. The restricted and/or deferred stock units are forfeitable generally if the executive holding the units leaves the Company prior to four years from the date on which the restricted stock and/or deferred units were awarded or if such executive is terminated for cause. Awards of restricted stock and/or deferred units and stock options are directly tied to the interests of the Company's shareholders, inasmuch as the value of the units will increase or decrease based upon the future price of the Company's stock and the options will be of value to the holder only if the future price of the Company's stock exceeds the price at which the options are exercisable.

     In determining the amount and the form of the executive compensation package for 1997, the Compensation Committee and the Board considered the Company's overall performance over a number of years rather than considering any single year. The Compensation Committee also considered the objectives the Company desires to achieve in the future as well as the challenges with which the Company would be confronted. Given this overall view, the Compensation Committee considered several specific factors. They included continued efforts to acquire and market new drugs, continued efforts to license the Company's products to others and continued efforts to upgrade the Company's management of its inventory and thus improve the Company's working capital and cash flow. However, in making the compensation determination, no specific weight was given to any one factor. In December 1995, the Company adopted its 1996 Long-Term Incentive Plan (the "LTIP") under which certain key employees of the Company have been granted awards of restricted and/or deferred stock, together with options to purchase the Company's Common Stock, as indicated above.

Chief Executive Officer Compensation

     The compensation of Henry H. Hoyt, Jr., the Company's Chief Executive Officer, in 1997 consisted of salary and bonus payments. In determining Mr. Hoyt's 1997 base salary, the Compensation Committee continued its practice of prior years and granted a merit increase in annual salary of 8%. The merit increase philosophy is to set consistent increases in compensation that will retain superior executives over a period of years, rather than have fluctuating increases varying with the annual performance of the Company.

     The Company believes it has had and continues to have an appropriate compensation program. Base salaries, adjusted in accordance with the Company's merit increase philosophy, together with short-term bonus orientation and emphasis on long-term equity-based incentives, constitute the crucial elements of the Company's compensation policy.

     Submitted by the Company's Board of Directors:

Daniel J. Black                    Scott C. Hoyt
David M. Baldwin                   Ralph Levine
Richard L. Cruess, M.D.            Herbert M. Rinaldi
Henry H. Hoyt, Jr.                 Paul A. Veteri
Suzanne H. Garcia

TAX DEDUCTION CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits to $1 million the Company's deduction for compensation paid in any taxable year to the Company's Chief Executive Officer and the Named Executives, subject to an exception for "performance-based compensation." While compensation paid by the Company to such individuals will be subject to this deduction limit, income realized from the exercise of stock options granted under the LTIP will qualify as performance-based compensation and will be exempt from the limit.

PERFORMANCE GRAPH

     The following graph compares the yearly change in the cumulative total shareholder return on the Company's Common Stock for each of the Company's last five fiscal years with the cumulative total return (assuming reinvestment of dividends) of (i) the Wilshire 5000 Index and (ii) a peer group of five companies within the Company's Standard Industry Codes (SIC) and with market capitalization similar to the Company consisting of the following companies:
A.L. Pharma Inc., Block Drug Company, Inc., Ivax Corporation, Alberto-Culver Corporation and Del Laboratories.

      Measurement Period
     (Fiscal Year Covered)         Carter-Wallace       Peer Group       Wilshire 5000
1992                                 100.0              100.0               100.0
1993                                  91.1               94.9               112.2
1994                                  69.4               77.4               112.6
1995                                  39.9               89.7               124.3
1996                                  55.5               92.3               160.8
1997                                  46.8               53.5               182.3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors will recommend at the Meeting that a resolution be adopted ratifying the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP to audit the financial statements of the Company and its subsidiaries for the current fiscal year. If the stockholders do not ratify the appointment of KPMG Peat Marwick LLP as independent auditors, the Board of Directors will consider the selection of another accounting firm. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting, to have an opportunity to make a statement if he desires to do so and to be available to answer any questions relating to their audit of the financial statements of the Company for the fiscal year ended March 31, 1997. The fees paid by the Company and its subsidiaries for auditing services to this firm were approximately $890,000 for the fiscal year ended March 31, 1997. See "BOARD OF DIRECTORS AND COMMITTEES" for information concerning the Company's Audit Committee.

     MANAGEMENT RECOMMENDS A VOTE "FOR" THIS RESOLUTION. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

                 AMENDMENT OF THE 1996 LONG-TERM INCENTIVE PLAN

     The LTIP was adopted by the Board of Directors in December 1995 and approved by the stockholders in February 1996. The purpose of the LTIP is to advance the interests of the Company and its stockholders by providing corporate officers of the Company with a larger personal and financial interest in the success of the Company through stock-based incentive compensation.

     The Board of Directors has approved, subject to the approval of the stockholders, the amendment of the LTIP to provide that participants who retire under the Company's pension plan may exercise options with respect to the number of shares as to which the right of exercise had accrued at the time of retirement at any time prior to expiration of the option term regardless of the age of such participant at the time of retirement. Prior to the amendment, persons who retired prior to age 62 were only able to exercise such options during the three-month period following retirement. The Board of Directors believes that the age of a participant at the time of retirement should not determine what his or her rights are with respect to the exercise of options granted under the LTIP. The amendment, if adopted by the stockholders, will apply to options currently outstanding as well as those granted in the future.

     On June 2, 1997, the closing price of the Company's Common Stock on the New York Stock Exchange was $16 3/8 per share. See "EXECUTIVE COMPENSATION AND OTHER INFORMATION" for certain information concerning options granted to certain executive officers under the LTIP. To date, options covering 1,810,470 shares have been granted to all executive officers as a group.

     The adoption of the proposal to amend the LTIP requires that the number of votes cast in favor of the proposal constitute at least a majority of the outstanding shares of Common Stock and Class B Common Stock voting as one class. Abstentions and broker non-votes will have the same effect as a negative vote with respect to this matter.

     MANAGEMENT RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE 1996 LONG-TERM INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

INFORMATION ABOUT THE LTIP

     The following is a summary of the LTIP as amended by the Board of Directors and submitted to the stockholders for approval. A copy of the LTIP as amended will be sent to stockholders upon request.

     Duration of the LTIP. The LTIP will terminate ten years from the date of its adoption or on such earlier date as the Board of Directors may determine.

     Administration. The LTIP is administered by a committee of the Board of Directors (the "Committee") that consists of at least two directors and that satisfies the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule, and Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code"). Such Committee selects persons to receive awards under the LTIP, determines the amount of each award and the terms and conditions governing such award, interprets the LTIP and any awards granted thereunder, establishes rules and regulations for the administration of the LTIP and takes other action necessary or desirable for the administration of the LTIP.

     Underlying Shares Awarded Under the LTIP. The maximum number of shares that can be delivered or purchased under the LTIP is 4,500,000 shares of Common Stock, subject to adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization, or other similar change in the capital stock of the Company, or in the event of the merger or consolidation of the Company into or with any other corporation or the reorganization of the Company. If, as a result of the termination, expiration or forfeiture of an award or otherwise, certain shares are no longer subject to an award under the LTIP, such shares will again be available for future awards under the LTIP.

     Amendment of the LTIP. The LTIP may be amended by the Board as the Board deems advisable; provided, however, that no amendment will become effective unless approved by affirmative vote of the Company's stockholders if such approval is necessary for the continued validity of the LTIP or if the failure to obtain such approval would adversely affect the compliance of the LTIP with Rule 16b-3 under the Exchange Act or any other rule or regulation. No amendment may, without the consent of a participant, impair such participant's rights under any option previously granted under the LTIP. The Board of Directors has previously amended the LTIP to permit the grant of options, restricted stock or deferred stock on a stand alone basis rather than requiring that an award consist of a combination of options and restricted stock and/or deferred stock, to expand the definition of "cause" as used in the LTIP and to provide that certificates evidencing shares of restricted stock will be registered in the name of the Company, rather than the participant, pending vesting or forfeiture. Those amendments are not being submitted for stockholder approval.

     Awards Available Under the LTIP. Pursuant to the LTIP, awards may be granted to any corporate officer of the Company. Awards consist of options to purchase Common Stock of the Company, restricted stock, deferred stock or any combination of the foregoing.

     Options. Options awarded under the LTIP are either incentive stock options under Section 422 of the Code ("incentive stock options") or options not intended to so qualify ("nonstatutory stock options").

     The aggregate fair market value of Common Stock for which a participant is granted incentive stock options that first become exercisable during any given calendar year is limited to $100,000. To the extent such limitation is exceeded, an option will be treated as a nonstatutory stock option.

     No corporate officer may be granted options during any consecutive 60-month period on more than 1,000,000 shares of Common Stock, subject to adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization, or other similar change in the capital stock of the Company, or in the event of the merger or consolidation of the Company into or with any other corporation or the reorganization of the Company.

     An option may be granted for a term not to exceed ten years from the date of grant. An incentive stock option awarded to a corporate officer who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company may not, in any event, be exercisable after the expiration of five years from the date such incentive stock option is granted. All options will be exercisable in accordance with the terms and conditions set forth in the option agreements evidencing the grant of such options. Except under limited circumstances involving termination of employment due to death or disability, a participant may not exercise any option granted under the LTIP within the first year after the date of the grant of such option.

     The price for which shares of Common Stock may be purchased upon the exercise of an option is the fair market value of such shares on the date of the grant of such option; provided, however, that an incentive stock option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company must have a purchase price for the underlying shares equal to 110% of the fair market value of the Common Stock on the date of grant.

     Full payment of the purchase price for shares of Common Stock purchased upon the exercise, in whole or in part, of an option granted under the LTIP must be made at the time of such exercise. The LTIP provides that the purchase price may be paid in cash or in shares of Common Stock valued at their fair market value on the date of purchase. Alternatively, an option may be exercised in whole or in part by delivering a properly executed exercise notice, together with irrevocable instructions, to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price and applicable withholding taxes, and any other documents that the Committee deems necessary.

     During a participant's lifetime, options granted under the LTIP may be exercisable only by such participant. Furthermore, options granted under the LTIP may not be transferred, other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, a participant may transfer a nonstatutory stock option granted under the LTIP to his or her spouse, children and/or grandchildren, or to one or more trusts for the benefit of such family members, if the agreement evidencing such option so provides and the participant does not receive any consideration for the transfer. Any option so transferred will be subject to the same terms and conditions that applied to such option immediately prior to its transfer, except that it will not be further transferable by the transferee during the transferee's lifetime.

     If the Company terminates a participant's employment for "cause" (as defined in the LTIP), such participant may not exercise options received under the LTIP. If a participant's employment terminates by reason of retirement, such participant's options may be exercised at any time prior to their expiration, with respect only to such number of shares of Common Stock as to which the right of exercise had accrued at the time of termination of employment. If a participant's employment terminates by reason of death or permanent disability, such participant's options may be exercised at any time prior to their expiration, with respect to all shares of Common Stock subject thereto. If a participant's employment terminates under any other circumstances, the options will be exercisable for a period of three months following the date of such termination, with respect only to such number of shares as to which the right of exercise had accrued at the time of termination of employment. Except in the event of a participant's death, an incentive stock option exercised more than three months (or one year if the participant is permanently disabled) following the participant's termination of employment will be treated as a nonstatutory stock option.

     The following is a brief summary of the principal Federal income tax consequences under current law relating to options granted under the LTIP. The grant of an option has no immediate tax consequences to the optionee or the Company. The exercise of a nonstatutory stock option requires an optionee to include in income, as compensation, the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. Upon a subsequent sale or taxable exchange of shares acquired upon exercise of a nonstatutory stock option, an optionee recognizes long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares. The Company is entitled (provided applicable withholding requirements are met) to a deduction at the same time and in the same amount as the optionee is in receipt of income in connection with the exercise of a nonstatutory stock option. If the optionee exercises an incentive stock option and does not dispose of the acquired shares within two years after the date of grant of the option nor within one year after the date of the transfer of such shares to him (a "disqualifying disposition"), the optionee realizes no compensation income and any gain or loss that the optionee realizes on a subsequent disposition of such shares is treated as long-term capital gain or loss. For purposes of computing the alternative minimum tax, however, the option generally is treated as if it were a nonstatutory stock option. If an optionee makes a disqualifying disposition, the optionee is required to include in income, as compensation, the lesser of (i) the difference between the option price and the fair market value of the acquired shares on the exercise date or (ii) the amount of gain realized on such disposition. In addition, depending on the amount received as a result of such disposition, the optionee may realize long or short-term capital gain or loss. The Company is entitled to a deduction at the same time and in the same amount as the optionee is in receipt of compensation income as a result of a disqualifying disposition. If there is no disqualifying disposition, no deduction is available to the Company.

     Restricted Stock. Restricted stock is evidenced by restricted stock agreements that set forth the award and reflect the conditions of such award. Participants who receive a restricted stock award are issued a certificate in respect of the shares of Common Stock covered by such award. Such certificate is registered in the name of the Company, which holds it on behalf of the participant as the beneficial owner thereof pending the vesting or forfeiture of such shares, and bears an appropriate legend referring to the terms, conditions and restrictions of the award. Upon the vesting of the restricted stock award, a new certificate for the shares of Common Stock is issued in the name of the participant.

     A participant who is awarded restricted stock has, subject to certain limitations, all of the rights of a shareholder of the Company, other than the right to vote. Cash dividends paid with respect to shares of restricted stock are deferred and paid to the participant, without any interest thereon and less any amounts due to the Company, upon the vesting of such restricted stock.

     Prior to the vesting of shares of restricted stock, a participant is not permitted to sell, transfer, pledge, or assign shares of restricted stock, and any attempt to so sell, transfer, pledge, or assign such shares will be ineffective.

     Restricted stock vests only at the end of the four-year period commencing with the date of such award, and only if the participant shall have remained in the employ of the Company throughout such period; provided, however, that under certain limited circumstances involving the termination of employment due to retirement, death or permanent disability, or certain other limited cases, such restricted stock may vest earlier. If a participant's employment terminates by reason of retirement, any restricted stock award held by such participant vests with respect to a number of shares determined by multiplying the total number of shares covered by the restricted stock award by a fraction, the numerator of which is equal to the number of days from the date of the award to the date of retirement, and the denominator of which is 1,461; any remaining shares of restricted stock are forfeited. If employment terminates by reason of death or permanent disability of the participant, his or her restricted stock vests immediately. If a participant, other than one who is retiring, voluntarily terminates employment or is terminated by the Company for "cause" (as defined in the LTIP), restricted stock held by such participant is forfeited. If a participant's employment terminates under any other circumstances, any restricted stock award held by such participant vests with respect to a number of shares determined by multiplying the total number of shares covered by the restricted stock award by a fraction, the numerator of which is equal to the number of days from the date of the award to the date of termination, and the denominator of which is 1,461; any remaining shares of restricted stock are forfeited.

     Deferred Stock. Deferred stock, representing the Company's unfunded promise to transfer shares of Common Stock in the future, is evidenced by deferred stock agreements that set forth the deferred stock award and reflect the conditions of such award. Upon the vesting of a deferred stock award, a participant is issued a stock certificate for a number of shares of Common Stock equal to the number of shares of deferred stock.

     The rights of a participant with respect to deferred stock are no greater than those of a general creditor of the Company.

     An amount equal to any cash dividends paid with respect to the number of shares of Common Stock covered by a deferred stock award is paid to a participant, without any interest thereon and less any amounts due to the Company, upon the vesting of such deferred stock.

     Prior to the vesting of shares of deferred stock, a participant is not permitted to sell, transfer, pledge, or assign shares of deferred stock, and any attempt to so sell, transfer, pledge, or assign such shares will be ineffective. The vesting provisions with respect to deferred stock are identical to those applicable to restricted stock.

     Change in Control. Upon the occurrence of a Change in Control (as defined below), outstanding awards of restricted stock or deferred stock will become fully vested, and outstanding options will become immediately exercisable. An option held by a participant upon his or her termination of employment following a Change in Control will remain exercisable for the balance of its term. Upon the exercise of an option within one year after the occurrence of a Change in Control, a participant will be entitled to receive, in addition to the shares of Common Stock thereby purchased, a cash payment equal to the excess of (i) the aggregate Change in Control Price (as defined below) of the number of shares of Common Stock purchased upon such exercise (or which would have been so purchased but for the substitution or addition of other shares or securities pursuant to the adjustment provisions of the LTIP) over (ii) the fair market value on the date of exercise of the shares of Common Stock (or other securities) purchased upon such exercise.

     As used in the LTIP, a "Change in Control" means the acquisition by any person (including an individual, a corporation, a partnership, an association, a joint-stock company, a trust, or any unincorporated organization, but excluding a member of the Hoyt Family or a trust primarily for the benefit of members of the Hoyt Family or parties controlled by members of the Hoyt Family) in one transaction or in a series of transactions of (i) shares of stock that would, alone or aggregated with shares of stock already owned by such person, result in such person owning more than 50 percent of the voting power of the securities of the Company possessing the right to vote on the election of directors and all other matters which require the approval of stockholders generally; (ii) all or substantially all of the properties and assets of the Company; or (iii) the power, whether direct or indirect, whether exercised or not, to direct or cause the direction of the management or policies of the Company, whether through record or beneficial ownership of voting securities or other equity or debt interests, by contract, by proxy or otherwise. For purposes of this definition, the "Hoyt Family" means the family of Henry H. Hoyt, Sr., his descendants, and members of such descendants' families.

     The "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related directly, or in any way indirectly, to a Change in Control, at any time during the six-month period immediately preceding the occurrence of the Change in Control.

                             STOCKHOLDER PROPOSALS

1. STOCKHOLDER PROPOSAL WITH RESPECT TO CERTAIN ATTRIBUTES OF INDIVIDUALS TO BE DIRECTORS OF THE COMPANY

     Kenneth Steiner, 14 Stoner Avenue, Suite 2-M, Great Neck, New York 11021, who was the beneficial owner of 500 shares of Common Stock at January 23, 1997, has given notice that he intends to present a resolution at the Meeting. The proposed resolution and Mr. Steiner's supporting statement, for which the Board of Directors and the Company accept no responsibility, are as follows:

INDEPENDENT BOARD

     Whereas the board of directors is meant to be an independent body elected by shareholders charged by law and shareholders with the duty, authority and responsibility to formulate and direct corporate policies and is to be held to the highest standards of fiduciary care, duty and loyalty.

     Now therefore be it "resolved that the shareholders request that the Company's Board of Directors be comprised of a majority of independent directors, meaning that the majority of the board will be non-family members and individuals who do not currently work or consult with the Company, have been employed by the Company or have consulted with the Company in the past. This is meant to be applied only to nominees for directors at meetings subsequent to the 1997 annual meeting."

SUPPORTING STATEMENT

     I believe that shareholders will be better served when the majority of the board is truly independent. Such independent individuals hopefully will bring true objectivity to serious issues facing our company.

     As matter stand today, the majority of the members of the Board of Directors are either family members, individuals who either are employed by, do work for, or have been employed by the Company in the past. There is an apparent conflict of interest each time matters concerning executive compensation policies, possible takeover offers and corporate governance issues arise. I am a founding member of the Investors Rights Association of America and I believe this is a matter that is urgent and must be presented to the shareholders for action.

     I URGE YOUR SUPPORT. VOTE FOR THIS RESOLUTION.

                  BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

     The Board of Directors believes that this proposal would not serve the Company's best interests and recommends a vote AGAINST it.

     The Company has consistently sought to add to its Board of Directors eminently qualified individuals whom the Company believes would provide substantial benefit and guidance to the Company. However, the Company finds this stockholder proposal to be unduly restrictive and wholly inappropriate.

     The proposal seeks to impose "independence" requirements that are broad and arbitrary. To restrict the election of any individual who has been "employed by the Company or [has] consulted with the Company in the past" is excessively broad. An individual who has been previously employed or engaged by the Company will not necessarily lack the independence and "true objectivity" discussed by the proponent in the supporting statement. Similarly, it cannot be assumed that a director who is currently employed by or consults with the Company will not act with objectivity or in the best interest of the stockholders. Individuals who have a financial stake in the Company are often well suited to protect and advance the interests of all stockholders. If the Board of Directors were to adopt the narrow concept of "independence" set forth in this stockholder proposal, it would be precluded from seeking as directors many persons who, through past or present employment or consulting relationships with the Company, are often the most knowledgeable and familiar with the Company and its operations and are, thus, in the best position to further the interests of the Company and its stockholders.

     Furthermore, the proposal places limitations on the election of individuals who have familial ties with members of the Company's management even though such ties would not necessarily undermine a person's independence or objectivity.

     The Board feels that this proposal too narrowly defines the concept of "independence" as it applies to Directors. The Company believes that it would be imprudent to adopt and apply the criteria as set forth in the proposal without evaluating the substance of each relationship in question and the overall qualifications of a Board nominee. This proposal restricts rather than enhances the Company's ability to locate the most qualified individuals to serve as directors. Stockholders ultimately decide on the composition of the Board, and any stockholder who feels that a particular nominee is not qualified to serve as a director by reason of lack of independence or objectivity is free to vote as he or she deems best. The stockholder proposal, if implemented, would merely limit the freedom of choice presently enjoyed by the Company's stockholders.

     For all of the foregoing reasons, the Board of Directors recommends a vote AGAINST this proposal.

     The approval of the above-described proposal requires the favorable vote of at least a majority of the outstanding shares of Common Stock and Class B Common Stock voting as one class. Abstentions and broker non-votes will have the same effect as a negative vote with respect to this matter.

     PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THE RESOLUTION UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

2. NON-EMPLOYEE DIRECTORS COMPENSATION PROPOSAL

     Dr. Charles Miller, 23 Park Circle, Great Neck, NY 11024, who was the beneficial owner of 250 shares of Common Stock at January 28, 1997, has given notice that he intends to present a resolution at the Meeting. The proposed resolution and Dr. Miller's supporting statement, for which the Board of Directors and the Company accept no responsibility, are as follows:

STOCK COMPENSATION PROPOSAL

     "RESOLVED, that the shareholders recommend that the Board of Directors take the necessary steps to ensure that from here forward all non-employee directors should receive a minimum of fifty percent (50%) of their total compensation in the form of Company stock which cannot be sold for three years."

SUPPORTING STATEMENT

     A significant equity ownership by non-employee directors is probably the best motivator for enhancing shareholder value and facilitating identification with shareholders.

     Traditionally, non-employee directors were routinely compensated with a fixed fee, regardless of corporate performance. In today's competitive global economy, outside directors must exercise critical oversight of management's performance in fostering corporate profitability and shareholder value. All too often, outside directors' oversight has been too lax, and their actions were too late to effect any meaningful change.

     The history of public corporations in America has too many examples of directors passively allowing strategic management errors to occur. This results in eroding corporate and shareholder value.

     When compensation takes the form of company stock, there is a greater likelihood that outside directors will exercise greater diligence in protecting their own, as well as corporate, and shareholder interests.

     What is being recommended in this proposal is neither novel nor untried. A number of corporations have already established versions of such practices, namely, Alexander & Alexander, Baxter International, Hartford Steam Boiler, James River, McGraw Hill, NYNEX, RJR Nabisco, Sunbeam Corporation, The Travelers, Westinghouse, Woolworth and Zurn Industries.

     In June, 1995, the National Association of Corporate Directors' (NACD) Blue Ribbon Commission on Director Compensation issued a report urging that directors of public companies be paid their annual fees primarily in company stock to more closely align their interests with those of shareholders. Several widely-reported empirical studies have confirmed the potential efficacy of this approach. Research conducted by Professor Charles M. Elson of the Stetson University Law School found that those companies whose outside directors held substantial amounts of company stock tended both to compensate their executives more reasonably, and outperform those businesses where the directors held little or no equity, suggesting a link between director stock ownership and better corporate oversight and performance.

     It can be argued that awarding stock options to outside directors accomplishes the same purpose of insuring director's allegiance to a company's profitability as paying them in stock. However, it is my contention that stock options entail no downside risk, i.e., while stock options offer rewards should the stock increase, if the stock price decreases, no penalties ensue. There are few strategies that are more likely to align the interests of outside directors with those of shareholder than one which results in their sharing of the same bottom line.

     I URGE YOUR SUPPORT. VOTE FOR THIS RESOLUTION!

                  BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

     The Board of Directors believes that this proposal would not serve the Company's best interests and recommends a vote AGAINST it.

     The Board of Directors believes that it is in the best interest of the Company and its stockholders to attract and retain exceptional individuals to serve on the Board as non-employee directors. Towards that end, the Company must provide fair and competitive compensation to its non-employee directors.

     The Company believes that its compensation package for its non-employee directors is competitive with industry standards and, accordingly, gives the Company the flexibility to attract and retain outstanding non-employee directors. Furthermore, the Company believes that the current compensation package is fair and appropriate in light of the obligations and responsibilities of corporate directors.

     In addition, the well-being and long-term viability of the Company demand directors who are sufficiently committed to the Company and financially sufficiently independent of the Company that their personal interests in high stock prices and dividends will not override their judgment. The Company believes that its compensation policy fosters the impartial judgment of its non-employee directors.

     In conclusion, the Company believes that its compensation program for non-employee directors is appropriate. The adoption of this proposal would impose an inflexible policy regarding compensa-tion of non-employee directors that could restrict the Company's ability to compete with other companies in attracting and retaining the most qualified non-employee directors.

     For all of the foregoing reasons, the Board of Directors recommends a vote AGAINST this proposal.

     The approval of the above-described proposal requires the favorable vote of at least a majority of the outstanding shares of Common Stock and Class B Common Stock voting as one class. Abstentions and broker non-votes will have the same effect as a negative vote with respect to this matter.

     PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THE RESOLUTION UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matters other those referred to above that may be presented for action at the Meeting. If any other matters should be presented, the persons named as proxies will vote on such matters in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for presentation at the Company's 1998 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company at the Company's executive offices, 1345 Avenue of the Americas, New York, New York 10105, not later than February 16, 1998 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy.

                                 MISCELLANEOUS

     The solicitation of proxies will be by mail and the cost will be borne by the Company. The Company will request banks, brokers and other nominees, custodians and fiduciaries to forward proxy material to beneficial owners and to seek authorization for the execution of proxies, and the Company will reimburse them for their expense in this connection.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1997 (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE MADE AVAILABLE WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST ADDRESSED TO STEPHEN R. LANG, SECRETARY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, CARTER-WALLACE, INC., 1345 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10105.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                               STEPHEN R. LANG
                                                  Secretary

New York, New York
June 16, 1997

P R O X Y

                                CARTER-WALLACE, INC.


                    ANNUAL MEETING OF STOCKHOLDERS, JULY 15, 1997
          HOTEL DUPONT, 11TH AND MARKET STREETS, WILMINGTON, DELAWARE 19801

             This Proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints HENRY H. HOYT, JR. and RALPH LEVINE, and either of them, as proxies with full power of substitution, to represent and to vote all shares of Stock of Carter-Wallace, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on July 15, 1997, and all adjournments thereof, as designated on the reverse side of this Proxy.

        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

        Shares represented by this Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR Proposals (1), (2) and (3) and AGAINST Proposals (4) and (5).

                      (Continued and to be dated and signed on the reverse side)

                                   Carter-Wallace, Inc.
                                   P.O. Box 11068
                                   New York, N.Y. 10203-0068

            / /
(1) Election of Directors:

                     WITHHOLD
                     AUTHORITY
FOR,                 to vote for all
nominees             nominees
listed below  / /    listed below  / /        Exceptions / /

D.M. Baldwin, D.J. Black, R.L. Cruess, M.D., S.H. Garcia, H.H. Hoyt, Jr., S.C. Hoyt, R. Levine, H.M. Rinaldi, P.A. Veteri

(INSTRUCTION: To withhold authority to vote for an individual nominee, mark the exceptions box and write that nominee's name on the line below.)

Exceptions_______________________________________________________________


(2) Proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the current fiscal year.

    For  / /      Against  / /     Abstain  / /


(3) Proposal to amend 1996 Long-Term Incentive Plan with respect to the right of participants who retire under the Company's pension plan to exercise options.

    For  / /      Against  / /     Abstain  / /


(4) Stockholder proposal relating to certain attributes of individuals to be directors of the Company.

    For  / /      Against  / /     Abstain  / /


(5) Stockholder proposal relating to the form of compensation to be paid to non-employee directors.

    For  / /      Against  / /     Abstain  / /




                                        (Please sign exactly as name appears.
                                        If stock is registered in two names,
                                        both should sign.)

                                        DATED__________________________, 1997

                                        SIGNED_______________________________

                                        _____________________________________

                                        VOTES MUST BE INDICATED
                                        (X) IN BLACK OR BLUE INK.  / /

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

P R O X Y

                              CARTER-WALLACE, INC.

                 ANNUAL MEETING OF STOCKHOLDERS, JULY 15, 1997
       HOTEL DUPONT, 11TH AND MARKET STREETS, WILMINGTON, DELAWARE 19801

          This Proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints HENRY H. HOYT, JR. and RALPH LEVINE, and either of them, as proxies with full power of substitution, to represent and to vote all shares of Stock of Carter-Wallace, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on July 15, 1997, and all adjournments thereof, as designated on the reverse side of this Proxy.

        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

        Shares represented by this Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR Proposals (1), (2) and (3) and AGAINST Proposals (4) and (5).

                     (Continued and to be dated and signed on the reverse side)

PLEASE MARK BOXES [X] OR [Check Mark] IN BLUE OR BLACK INK.

(1) Election of Directors: [ ] FOR, NOMINEES LISTED BELOW (EXCEPT AS STATED
                           TO THE CONTRARY BELOW) [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

                           D.M. Baldwin, D.J. Black, R.L. Cruess, M.D., S.H. Garcia, H.H. Hoyt, Jr., S.C. Hoyt, R. Levine, H.M. Rinaldi, P.A. Veteri

(INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name on the line below.)

_____________________________________________________________________________

(2) Proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year.

    [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

(3) Proposal to amend 1996 Long-Term-Incentive Plan with respect to the right of participants who retire under the Company's pension plan to exercise options.

    [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

(4) Stockholder proposal relating to certain attributes of individuals to be directors of the Company.

    [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

(5) Stockholder proposal relating to the form of compensation to be paid to non-employee directors.

    [ ] FOR        [ ] AGAINST        [ ] ABSTAIN


(Please sign exactly as name appears. If stock is registered in two names, both should sign.) Dated: ______________________, 1997

Signed: _______________________________________________________________________

_______________________________________________________________________________

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.